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Annual Meeting May 14, 2001

Welcome
Annual Shareholders' Meeting

Annual Meeting of Shareholders
May 14, 2001

Meeting Agenda

  •
  Call to Order

  •
  Welcome and Introductions

  •
  Quorum Report and Notice of Meeting

  •
  Election of Directors

  •
  Remarks by Management

  •
  Informal Discussion and Questions

  •
  Report of Inspectors of Election

  •
  Adjournment

Main Street Trust, Inc.
Holding Company Directors

Class II	Class III	Class I
(Term Expires 2004)	(Term Expires 2002)	(Term Expires 2003)
George T. Shapland	David J. Downey	Frederic L. Kenney
Thomas G. Sloan	Van A. Dukeman	Gregory B. Lykins
Roy V. VanBuskirk	Larry D. Haab	August C. Meyer, Jr.
H. Gale Zacheis, MD	John W. Luttrell	Gene A. Salmon
Phillip C. Wise

Main Street Trust, Inc.

Financial Update

Total Assets

Total Loans

Loan Portfolio Mix

(as of 3/31/01)

Reserve for Loan Losses

Reserve for Loan Losses

Reserve as a Percentage of
Non-Performing Loans

Loan Charge-Offs
(Net of Recoveries)

Non-Performing Assets as Percent of
Loans & OREO

Total Deposits and Borrowings

Total Shareholders' Equity

Assets Under Management

Total Investment Management and Brokerage
Revenues

FirsTech, Inc.
Net Income

FirsTech, Inc.

  •
  Processed 50+ Million Payments in 2000

  •
  Servicing 33 Clients Over a 28 State Region

  •
  Some Of Our Clients...

  •
  Illinois Consolidated Telephone Company

  •
  Illinois Power Co.

  •
  Sprint

  •
  March of Dimes

  •
  Commonwealth Edison

  •
  American Water Companies

Efficiency Ratio
Banks Only

Operating Efficiency Ratio

Operating Income

Operating Income Per Share

Analysis of Net Income

	1996	1997	1998	1999	2000
ROA from Operations	1.03%	1.18%	1.28%	1.37%	1.49%
ROE from Operations	9.33%	10.12%	10.71%	11.99%	12.98%
Operating Income	$9,021	$10,578	$12,166	$13,876	$15,517
Non-Recurring Items Net of Taxes:
Merger Related Professional Fees	$0	$0	$0	$0	$(2,457)
Restructuring Expenses	$0	$(86)	$(317)	$(538)	$(1,071)
Reconciliation Liability	$0	$0	$0	$(1,650)	$0
Sale of Excess Real Estate	$0	$0	$(165)	$0	$0

Net Income	$9,021	$10,492	$11,684	$11,688	$11,989

First Quarter Operating Income

First Quarter Operating Income Per Share

Financial Highlights

	QUARTER						YEAR
	3/31/99	3/31/00	% Change	3/31/01	% Change	1998	1999	% Change	2000
Earnings Per Share:
Operations	$0.31	$0.36	16%	$0.36	0%	$1.10	$1.28	16%	$1.44
Non-Recurring Items	$—	$(0.27)		$(0.02)		$(0.05)	$(0.20)		$(0.33)

Total	$0.31	$0.09	-71%	$0.34	278%	$1.05	$1.08	3%	$1.11
ROA from Operations	1.41%	1.49%		1.44%		1.28%	1.37%		1.49%

Overview

What We Want MSTI
Shareholders to Know About
Their Company...

MSTI is a Strong Financial Company...

  •
  "Fortress" Balance Sheet

  •
  Excellent Earnings

  •
  Excellent Market Share in Good Markets

MSTI Board and Management
Feel a Strong Obligation to Grow Shareholder Value...

  •
  Attitude of Responsibility

  •
  Financial Discipline to Maintain and Further Develop Balance Sheet Strength

  •
  Focus on Quality Growth

  •
  Significant Personal Investment in MSTI by Board and Management

MSTI is Client Driven...

  •
  Focused on selling and Delivering Quality Solutions to our Clients' Financial Needs

MSTI Board and Management
Feel a Strong Obligation to
Employees and Community...

  •
  Service and volunteerism

  •
  Financial

MSTI is Long-Term Oriented

  •
  Will Strive to Not Sacrifice Credit Quality to Achieve Short-Term Earnings

MSTI is Opportunistic...

  •
  Market Expansion—External

  •
  Product and Service Expansion—Organic

  •
  Strategic Investments

           •  Financial Holding Company

           •  Private Equity

           •  MSTI Stock Repurchasing

MSTI Financial Goals...

  •
  10% Annual Increase in Income Per Share

  •
  Five Year Compound Annual Growth Rate of Operating Income Per Share is 15.2%

  •
  15% Return on Equity

  •
  2000 Operating Return on Average Equity is 13.0%

Shareholder Information

  •
  10,449,000 Shares Outstanding

  •
  Approximately 750 Shareholders

  •
  Over 90% in Our Local Markets

  •
  $195 Million Market Capitalization

  •
  Publicly Traded Under the Symbol "MSTI" on the Over-the-Counter Bulletin Board ("OTCBB")

  •
  Market Makers

  •
  Howe Barnes Investments, Inc.

  •
  McDonald Investments, Inc.

MSTI Stock Price
(Adjusted for Stock Dividend)

Questions?

Thank you...

    ...for your continued support of Main Street Trust, Inc.

QuickLinks

Annual Meeting May 14, 2001
Welcome Annual Shareholders' Meeting
Annual Meeting of Shareholders May 14, 2001
Main Street Trust, Inc. Holding Company Directors
Main Street Trust, Inc.
Financial Update
Total Assets
Total Loans
Loan Portfolio Mix (as of 3/31/01)
Reserve for Loan Losses
Reserve for Loan Losses
Reserve as a Percentage of Non-Performing Loans
Loan Charge-Offs (Net of Recoveries)
Non-Performing Assets as Percent of Loans & OREO
Total Deposits and Borrowings
Total Shareholders' Equity
Assets Under Management
Total Investment Management and Brokerage Revenues
FirsTech, Inc. Net Income
FirsTech, Inc.
Efficiency Ratio Banks Only
Operating Efficiency Ratio
Operating Income
Operating Income Per Share
Analysis of Net Income
First Quarter Operating Income
First Quarter Operating Income Per Share
Financial Highlights
What We Want MSTI Shareholders to Know About Their Company...
MSTI is a Strong Financial Company...
MSTI Board and Management Feel a Strong Obligation to Grow Shareholder Value...
MSTI is Client Driven...
MSTI Board and Management Feel a Strong Obligation to Employees and Community...
MSTI is Long-Term Oriented
MSTI is Opportunistic...
MSTI Financial Goals...
Shareholder Information
MSTI Stock Price (Adjusted for Stock Dividend)